Exhibit 99.1

Sterling Financial Corporation of Spokane, Wash., Receives NASDAQ Notification

SPOKANE, Wash.--(BUSINESS WIRE)--December 11, 2009--Sterling Financial Corporation (NASDAQ:STSA) announced today it has been notified by the NASDAQ Stock Market that Sterling no longer meets the minimum $1.00 per share requirement for continued listing on the NASDAQ Global Select Market under Listing Rule 5450(a)(1). This notice does not result in the immediate delisting of Sterling’s common shares from the NASDAQ Global Select Market because Sterling has a grace period of 180 calendar days under the listing rules, or until June 7, 2010, in which to regain compliance with the minimum bid price rule.

The deficiency letter, dated Dec. 7, 2009, states that if the bid price of Sterling's securities closes at or above $1.00 per share for at least 10 consecutive business days before June 7, 2010, NASDAQ will notify Sterling that the matter will be closed. If Sterling does not regain compliance before June 7, 2010, Sterling may appeal NASDAQ's determination, which would stay any delisting action by NASDAQ pending a final decision by the Listing Qualifications Panel. Alternatively, NASDAQ stated that Sterling may be eligible for an additional grace period if it meets the initial listing standards, with the exception of bid price, and applies to transfer the listing of its common stock to the NASDAQ Capital Market.

Sterling is evaluating its options following receipt of this notification and intends to take appropriate actions in order to retain the listing of its common stock on NASDAQ.

About Sterling Financial Corporation

Sterling Financial Corporation of Spokane, Wash., is the bank holding company for Sterling Savings Bank, a commercial bank, and Golf Savings Bank, a savings bank focused on single-family mortgage originations. Both banks are state chartered and federally insured. Sterling offers banking products and services, mortgage lending, construction financing and investment products to individuals, small businesses, commercial organizations and corporations. As of Sept. 30, 2009, Sterling Financial Corporation had assets of $11.87 billion and operated 178 depository branches throughout Washington, Oregon, Idaho, Montana and California. Visit Sterling's website at www.sterlingfinancialcorporation-spokane.com.

Forward-Looking Statements

This release contains forward-looking statements, which are not historical facts and pertain to Sterling's future operating results. These forward-looking statements are within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may include, but are not limited to, statements about Sterling's plans, objectives, expectations and intentions and other statements contained in this release that are not historical facts. When used in this release, the words "expects," "anticipates,'' ''intends,'' ''plans,'' ''believes,'' ''seeks,'' ''estimates'' and similar expressions are generally intended to identify forward-looking statements. These forward-looking statements are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond Sterling's control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the results discussed in these forward-looking statements because of numerous possible risks and uncertainties. These include but are not limited to: the possibility of continued adverse economic developments that may, among other things, increase default and delinquency risks in Sterling's loan portfolios; shifts in interest rates that may result in lower interest rate margins; shifts in the demand for Sterling's loan and other products; lower-than-expected revenue or cost savings in connection with acquisitions; changes in accounting policies; changes in the monetary and fiscal policies of the federal government; and changes in laws, regulations and the competitive environment.

CONTACT:
Sterling Financial Corporation
Investor Contacts:
Daniel G. Byrne, EVP/Chief Financial Officer, 509-458-3711
or
David Brukardt, EVP/Investor and Corporate Relations, 509-863-5423
or
Media Contact:
Cara Coon, VP/Communications Manager, 509-626-5348